Exhibit 3.2

BUSINESS CORPORATIONS ACT

BRITISH COLUMBIA

ARTICLES

ABCELLERA BIOLOGICS INC.

BUSINESS CORPORATIONS ACT

BRITISH COLUMBIA

ARTICLES

ABCELLERA BIOLOGICS INC.

I N D E X

PART 22 RIGHT OF FIRST REFUSAL AND CO-SALE	30

PART 23 SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO COMMON SHARES	35

PART 24 SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO CLASS A PREFERRED SHARES	36

ARTICLES

Company Name:	AbCellera Biologics Inc.

Translations of Company Name	n/a

Incorporation Number:	BC0954819

PART 1

INTERPRETATION

Definitions

1.1	In these Articles, unless the context otherwise requires:

(a)

“these Articles” means the articles of the Company from time to time and all amendments thereto, and the words “herein”, “hereto”, “hereby”, “hereunder”, “hereof” and similar words refer to these Articles as so defined and not to any particular Part, article or other subdivision of these Articles;

(b)	“board” and “directors” mean the directors or sole director, as the case may be, of the Company for the time being;

(c)	“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and includes amendments thereto, and all regulations made pursuant thereto;

(d)	“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and includes amendments thereto, and all regulations made pursuant thereto;

(e)	“shareholder” means a shareholder of the Company; and

(f)	“trustee”, in relation to a shareholder, means the personal or other legal representative of the shareholder, and includes a trustee in bankruptcy of the shareholder.

Application of Business Corporations Act Definitions

1.2	The definitions in the Business Corporations Act apply to these Articles.

Application of Interpretation Act

1.3	The Interpretation Act applies to the interpretation of these Articles as if these Articles were an enactment.

Conflict

1.4

If there is a conflict between a definition or rule in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition or rule in the Business Corporations Act will prevail.

1.5

If any provision of these Articles conflicts with (i) the amended and restated shareholders’ agreement (the “Shareholder Agreement”) dated February 4, 2014 between the Company and certain shareholders, (ii) the amended and restated voting agreement dated March 23, 2020 between the Company and certain shareholders (the “Amended and Restated Voting Agreement”), (iii) the amended and restated right of first refusal and co-sale agreement dated March 23, 2020 (the “Amended and Restated Right of First Refusal and Co-Sale Agreement”) between the Company and certain shareholders, or (iv) the amended and restated investor rights agreement dated March 23, 2020 (the “Amended and Restated Investor Rights Agreement”) between the Company and certain shareholders, to the extent such agreements deal with any matter referred to herein, the provisions of these Articles will prevail. For so long as these Articles remains in existence, the provisions contained in Section II of the Shareholder Agreement shall be superseded in their entirety by the provisions contained in these Articles.

Severability of Invalid Provisions

1.6	The invalidity or unenforceability of any provision of these Articles will not affect the validity or enforceability of the remaining provisions of these Articles.

Effect of Omissions and Errors in Notices

1.7

The accidental omission to send notice of any meeting of shareholders or directors (including any committee of directors) to any person entitled to notice or the non-receipt of any notice by any of the persons entitled to notice or any error in any notice not affecting its substance will not invalidate any action or proceeding taken at that meeting or otherwise founded on the notice.

Signing

1.8

Expressions referring to signing shall be construed as including facsimile signatures and the receipt of messages by telecopy or electronic mail or any other method of transmitting writing and indicating thereon that the requisite instrument is signed, notwithstanding that no actual original or copy of an original signature appears thereon.

PART 2

ALTERATIONS

Change in Authorized Share Structure by Shareholders

2.1

Subject to the requirements of Articles 25.11 and 26.11, the shareholders may from time to time, by ordinary resolution, authorize the Company to effect a change to the authorized share structure of the Company and to the Notice of Articles and these Articles where applicable, to:

(a)	create one or more classes of shares;

(b)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares;

(c)	if the Company is authorized to issue shares of a class of shares with par value,

(i)	subject to section 74 of the Business Corporations Act, decrease the par value of those shares, or

(ii)	increase the par value of those shares if none of the shares of that class of shares are allotted or issued; or

(d)	otherwise alter its authorized share structure when required or permitted to do so by the Business Corporations Act.

Change in Authorized Share Structure by Directors

2.2

Subject to the requirements of Articles 25.11 and 26.11, the directors may from time to time, by resolution, authorize the Company to effect a change to the authorized share structure of the Company and to the Notice of Articles and these Articles where applicable, to:

(a)

create one or more series of shares and if no such shares of such a series are issued, to also attach special rights and restrictions to such series or to alter any such special rights and restrictions;

(b)	establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	subdivide all or any of its unissued, or fully paid issued, shares with par value into shares of smaller par value;

(d)	subdivide all or any of its unissued, or fully paid issued, shares without par value;

(e)	consolidate all or any of its unissued, or fully paid issued, shares with par value into shares of larger par value;

(f)	consolidate all or any of its unissued, or fully paid issued, shares without par value;

(g)	eliminate any class or series of shares if none of the shares of that class or series of shares are allotted or issued;

(h)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value;

(i)	change all or any of its unissued shares without par value into shares with par value; or

(j)	alter the identifying name of any of its shares.

Special Rights or Restrictions

2.3	Subject to Articles 2.4, 25.11 and 26.11 the shareholders may from time to time, by ordinary resolution, authorize the Company to effect a change to these Articles to:

(a)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

No Interference with Class or Series Rights without Consent

2.4

A right or special right attached to issued shares must not be prejudiced or interfered with under the Business Corporations Act or under the Notice of Articles or these Articles unless the shareholders holding shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of those shareholders.

Other Alterations

2.5

Unless otherwise provided in these Articles, the shareholders may from time to time, by ordinary resolution, make any alteration to the Notice of Articles and these Articles as permitted by the Business Corporations Act.

PART 3

SHARES AND SHARE CERTIFICATES

Sending of Share Certificate

3.1

Any share certificate which a shareholder is entitled to receive may be sent to the shareholder by mail and neither the Company nor any agent of the Company is liable for any loss to the shareholder arising as a result of the accidental omission to send any share certificate or non-receipt of any share certificate so sent.

Joint Ownership

3.2

Where a share is registered in the names of two or more persons, unless the registration on the share certificate specifies otherwise, the share shall, for the purposes of these Articles, be considered to be jointly held by such persons and such persons shall, for the purposes of these Articles, be considered joint holders of such share.

Limit on Registration of Joint Holders

3.3	Except in the case of the trustees of a shareholder, the directors may refuse to register in the central securities register more than three persons as the joint holders of a share.

Delivery of Jointly Held Certificate

3.4

A share certificate for a share registered in the names of two or more persons shall be delivered to that one of them whose name appears first on the central securities register in respect of the share.

Unregistered Interests

3.5	Except as required by law or these Articles, the Company need not recognize or provide for any person’s interests in or rights to a share unless that person is registered as the holder.

PART 4

SHARE TRANSFERS

Form of Instrument of Transfer

4.1

The instrument of transfer in respect of any share of the Company will be either in the form on the back of the certificate representing such share or in such other form as may be approved by the directors from time to time.

Effect of Signed Instrument of Transfer

4.2

If a shareholder, or the duly authorized attorney of that shareholder, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates deposited with the instrument of transfer,

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

PART 5

PURCHASE OF SHARES

Authority to Purchase Shares

5.1

Subject to the special rights and restrictions attached to any class or series of shares, the Company may purchase or otherwise acquire any of its shares if authorized to do so by resolution of the directors.

PART 6

BORROWING POWERS

Powers of Directors

6.1	The directors may from time to time at their discretion on behalf of the Company:

(a)	borrow money for the purposes of the Company in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)

raise or secure the repayment of any borrowed money, including by the issuance of bonds, perpetual or redeemable, debentures or debenture stock and other debt obligations either outright or as security for any liability or obligation of the Company or any other person;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; or

(d)

mortgage or charge, whether by way of specific or floating charge, grant a security interest or give other security on the whole or any part of the present and future property and undertaking of the Company, including uncalled capital.

Terms of Debt and Security Instruments

6.2

Any debentures, debenture stock, bonds, mortgages, security interests and other securities may be issued at a discount, premium or otherwise, and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into shares, attending and voting at a general meeting of the Company, appointment of directors and otherwise as the directors may determine at or prior to the time of issuance.

PART 7

SHAREHOLDER MEETINGS

Calling of Shareholder Meetings

7.1	Meetings of shareholders of the Company shall be held at such time or times as the directors from time to time determine, and at such location or locations as the board, by resolution, may approve.

Notice

7.2

Subject to the provisions of the Business Corporations Act regarding requisitions for general meetings and waiver of notice, the Company will send notice of the date, time and location of a meeting of shareholders to each shareholder entitled to vote at the meeting and to each director at least 10 days before the meeting.

Special Business

7.3	If a general meeting is to consider special business within the meaning of Article 8.1, the notice of meeting will:

(a)	state the general nature of the special business; and

(b)

if the special business includes presenting, considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it, or be accompanied by, a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified by the notice; and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

PART 8

PROCEEDINGS AT SHAREHOLDER MEETINGS

Special Business

8.1	At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of, or voting at, the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i) business	relating to the conduct of, or voting at, the meeting;

(ii) consideration	of any financial statements of the Company presented to the meeting;

(iii) consideration	of any reports of the directors or auditor;

(iv) the	setting or changing of the number of directors;

(v) the	election or appointment of directors;

(vi) the	appointment of an auditor;

(vii) the	setting of the remuneration of an auditor; and

(viii) business	arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution.

Quorum

8.2

Subject to Article 8.3 and the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is 2 persons present in person or by proxy who, in the aggregate, hold or represent by proxy not less than 10% of the votes entitled to be cast at the meeting.

Sole Shareholder

8.3	If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder; and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

Lack of Quorum

8.4	If, within 1/2 hour from the time set for the holding of a meeting of shareholders, a quorum is not present,

(a)	in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved; and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place, unless those shareholders present determine otherwise.

Quorum at Succeeding Meeting

8.5

If a meeting referred to in Article 8.4 was adjourned and if a quorum as provided in Article 8.2 is not present within 1/2 hour from the time set for the holding of the adjourned meeting, the persons present and being, or representing by proxy, shareholders entitled to attend and vote at the meeting constitute a quorum.

Chair

8.6	The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any; and

(b)	if there is no chair of the board or if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

Alternate Chair

8.7	If, at any meeting of shareholders:

(a)	there is no chair of the board or president present within 15 minutes after the time set for holding the meeting;

(b)	the chair of the board and the president are unwilling to act as chair of the meeting; or

(c)	the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting;

the directors present may choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders present in person or by proxy may choose any person present at the meeting to chair the meeting.

Postponement or Cancellation of Meetings

8.8

A meeting of shareholders may be postponed or cancelled by the Company at any time prior to the holding of the meeting upon such notice or communication to shareholders, if any, as the board may determine, and, if postponed, the postponed meeting may be held at such time or times, and at such location or locations, as the board, by resolution, may approve.

Procedure at Meetings

8.9

The board may determine the procedures to be followed at any meeting of shareholders including, without limitation, the rules of order. Subject to the foregoing, the chair of a meeting may determine the procedures of the meeting in all respects.

Casting Vote

8.10	In case of an equality of votes cast at a meeting of shareholders, the chair does not have a casting or second vote.

PART 9

SHAREHOLDERS VOTES

Joint Shareholders

9.1	If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)

if more than one of the joint shareholders is present at any meeting, personally or by proxy, the joint shareholder present whose name stands first on the central securities register in respect of the share is alone entitled to vote in respect of that share.

Trustees

9.2	Two or more trustees of a shareholder in whose name any share is registered are, for the purposes of Article 9.1, deemed to be joint shareholders.

Representative of Corporate Shareholder

9.3	If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least 1 business day before the day set for the holding of the meeting; or

(ii)	be provided, at the meeting, to the chair of the meeting; and

(b)	if a representative is appointed under this Article 9.3:

(i)

the representative is entitled to exercise in respect of and at that meeting the same rights that the appointing corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Application of Proxy Provisions

9.4	Articles 9.5 to 9.12 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company.

Appointment of Proxy Holder

9.5

Each shareholder, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more individuals (who need not be shareholders) as such shareholder’s nominee to attend, speak, act and vote for and on behalf of such shareholder at the meeting in the manner, to the extent and with the power conferred by the proxy.

Execution of Proxy

9.6

A shareholder’s proxy will be in writing, dated the date on which it is executed (or if not dated, will be deemed to be dated the date on which it is received by the Company), and will be executed by such shareholder or such shareholder’s attorney authorized in writing, or if the shareholder is a corporation, by a duly authorized officer or attorney.

Continuing Proxy

9.7

A shareholder may appoint one or more individuals (who need not be shareholders) as such shareholder’s nominee to attend, speak, act and vote for and on behalf of such shareholder at every general meeting of the Company or at one or more general meetings which are held within such period of time as the proxy specifies.

Form of Proxy

9.8	A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(Name of Company)

The undersigned, being a shareholder of the above named Company, hereby appoints                     , or, failing that person,                     , as proxy holder for the undersigned to attend, speak, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on the          day of                     , 20          and at any adjournment of that meeting.

Signed this              day of                     , 20

Signature of shareholder

Delivery of Proxy

9.9	Unless the board determines otherwise, a proxy for a meeting of shareholders must:

(a)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, 1 business day, before the day set for the holding of the meeting; or

(b)	unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting.

Revocation of Proxy

9.10

A shareholder’s proxy will, to the extent that it is inconsistent with a proxy of prior date, be deemed to revoke such prior proxy. Subject to Article 9.11, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided at the meeting to the chair of the meeting.

Signing of Revocation of Proxy

9.11	An instrument referred to in Article 9.10 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or the trustee of the shareholder; and

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 9.3.

Validity of Proxy Votes

9.12

A vote given in accordance with the terms of a proxy is valid despite the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

Authority to Vote

9.13

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 10

ELECTION AND REMOVAL OF DIRECTORS

Number of Directors

10.1

The Company will have a board of directors consisting of initially the number of directors that is equal to the number of the first directors and thereafter the number of directors set by ordinary resolution of the shareholders from time to time.

Change in Number of Directors

10.2

If the number of directors is changed pursuant to Article 10.1, the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, the directors needed to fill any vacancies in the board of directors that result from that change.

Election of Directors

10.3	At every annual general meeting:

(a)

the shareholders entitled to vote at the annual general meeting for the election or appointment of directors will elect a board of directors consisting of the number of directors for the time being required under these Articles; and

(b)	subject to Article 10.6, all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or reappointment.

Failure to Elect or Appoint Directors

10.4

If the Company fails to hold an annual general meeting in accordance with the Business Corporations Act or fails, at an annual general meeting, to elect or appoint any directors, the directors then in office continue to hold office until the earlier of:

(a)	the date on which the failure is remedied; and

(b)	the date on which they otherwise cease to hold office under the Business Corporations Act or these Articles.

Additional Directors

10.5

Notwithstanding Articles 10.1 and 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 10.5 will not at any time exceed:

(a)	1/3 of the number of first directors if, at the time of the appointment, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, 1/3 of the number of the current directors who were elected or appointed as directors other than under this Article 10.5.

Removal of Director

10.6	The shareholders may, by ordinary resolution, remove any director from office at any time.

PART 11

PROCEEDINGS OF DIRECTORS

Timing of Meetings

11.1	Meetings of the board will be held on such day and at such time and place as the president or secretary of the Company or any two directors may determine.

Chair

11.2	Meetings of directors are to be chaired by:

(a)	the chair of the board, if any,

(b)	in the absence of the chair of the board, the president, if any, if the president is a director, or

(c)	any other director chosen by the directors if:

(i)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting,

(ii)	neither the chair of the board nor the president, if a director, is willing to chair the meeting, or

(iii)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

Voting

11.3

At all meetings of directors every question will be decided by a majority of votes cast on the question and, in the case of an equality of votes, the chair of the meeting will not be entitled to a second or casting vote.

Notice

11.4

Subject to Articles 1.7 and 11.5, if a meeting of the board is called under Article 11.1 notice of that meeting will be given to each director not less than 24 hours before the time when the meeting is to be held, specifying the place, date and time of that meeting:

(a)	by mail addressed to the director’s address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose;

(b)	by leaving it at the director’s prescribed address or at any other address provided to the Company by the director for this purpose;

(c)	orally, including, by telephone, voice mail or on other recorded media; or

(d)	by e-mail, fax or any other method of reliably transmitting messages.

Notice not Required

11.5	It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed; or

(b)	the director has filed a waiver under Article 11.6.

Waiver of Notice

11.6

Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors or a direction that notice of meetings of the directors be given to the alternate of such director and may, at any time, withdraw the waiver or direction, as the case may be, by instrument in writing delivered to the registered office of the Company, and until the waiver or direction, as the case may be, is withdrawn, no notice of meetings of the directors shall be given to that director or notice of meetings of the directors shall be sent to the alternate of such director, as the case may be; and any and all meetings of the directors, notice of which has not been given to such director or has been given to the alternate of such director, as the case may be, shall, provided a quorum of the directors is present, be valid and effective.

Quorum

11.7

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is a majority of the directors, or if the number of directors is fixed at one, shall be one director and any alternate director shall be counted in a quorum at a meeting at which such alternate’s appointor is absent. A director holding a disclosable interest in a contract or transaction to be considered at a meeting is to be counted in a quorum notwithstanding such director’s interest.

Alternate Directors

11.8 (a)	A director (in these Articles called an “appointor”) may appoint as such director’s alternate any person who is not disqualified to be a director.

(b)

An appointment of an alternate shall not be effective until an instrument in writing declaring the appointment and signed by the appointor, and the consent of the alternate to so act, is delivered to the registered office of the Company.

(c)	An appointor may revoke an appointment of an alternate by instrument in writing delivered to the registered office of the Company.

(d)

The appointment of an alternate terminates if such alternate’s appointor ceases to be a director or if the alternate is at any time not qualified to act as a director under the Business Corporations Act.

(e)	The Company is not obligated to remunerate any alternate or to reimburse an alternate for any expense incurred in carrying out such alternate’s function.

(f)

If an appointor is absent from any meeting of the directors or of a committee of directors, the alternate for such appointor shall be entitled to attend, speak, act and vote at such meeting as a director in place of such appointor, and may sign or concur in resolutions pursuant to Article 11.9.

(g)

A director or other person may act as alternate for any one or more directors and at any meeting of the directors or of a committee of directors shall be counted as one director for each director for whom such person is the alternate for purposes of determining the quorum and be entitled to cast one vote for each director for whom such person is the alternate in addition to, in the case of a director acting as the alternate for any one or more directors, being counted and voting as a director in his or her own right.

Resolutions in Writing

11.9

A resolution in writing signed by each director or such director’s alternate, or if there is only one director by that one director, shall be as valid and effectual as if it had been passed at a meeting of the board duly convened and held.

Counterparts

11.10

A resolution in writing may be in one or more counterparts, each of which may be signed by one or more directors or alternates or one or more committee members, and which together shall be deemed to constitute a resolution in writing.

Remuneration of Directors

11.11	Unless the shareholders by ordinary resolution otherwise resolve, the directors may fix the remuneration of the directors and officers of the Company.

PART 12

COMMITTEES OF DIRECTORS

Appointment

12.1	The directors may, by resolution:

(a)	appoint one or more committees consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under paragraph (a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board;

(ii)	the power to change the membership of, or fill vacancies in, any committee of the board; and

(iii)	the power to appoint or remove officers appointed by the board; and

(c)	make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

Duties

12.2	Any committee formed under Article 12.1, in the exercise of the powers delegated to it, shall:

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done.

Powers of Board

12.3	The board may, at any time:

(a)	revoke the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation or overriding;

(b)	terminate the appointment of, or change the membership of, a committee; and

(c)	fill vacancies in a committee.

Meetings

12.4	Subject to Article 12.2(a):

(a)	the members of a directors’ committee may meet and adjourn as they think proper;

(b)

a directors’ committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of a directors’ committee constitutes a quorum of the committee; and

(d)

questions arising at any meeting of a directors’ committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

PART 13

OFFICERS

Functions, Duties and Powers

13.1	The board may appoint any officers it considers necessary and for each officer:

(a)	determine the functions and duties the officer is to perform;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit;

(c)	from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer; and

(d)	may terminate such officer’s appointment at any time.

PART 14

DISCLOSURE OF INTEREST OF DIRECTORS

Other Office

14.1

A director may hold any office or position of profit with the Company (other than the office of auditor of the Company) in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

No Disqualification

14.2

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise.

Professional Services

14.3

Subject to compliance with the provisions of the Business Corporations Act, a director or officer of the Company, or any corporation or firm in which that individual has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such corporation or firm is entitled to remuneration for professional services as if that individual were not a director or officer.

Accountability

14.4

A director or officer may be or become a director, officer or employee of, or may otherwise be or become interested in, any corporation, firm or entity in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other corporation, firm or entity.

PART 15

INDEMNIFICATION

Mandatory Indemnification

15.1

The Company will indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or in a similar capacity, of another entity, and such person’s heirs and legal representatives to the extent permitted by the Business Corporations Act.

Deemed Contract

15.2	Each director is deemed to have contracted with the Company on the terms of the indemnity referred to in this Part.

Optional Indemnification

15.3

Except as otherwise required by the Business Corporations Act and subject to Article 15.1, the Company may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as an employee, agent of or participant in another entity against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which he or she served at the Company’s request and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction will not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Company or other entity and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his or her conduct was lawful.

Right of Indemnity not Exclusive

15.4

The provisions for indemnification contained in these Articles will not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, and will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of that person’s heirs and legal representatives.

Limit on Liability

15.5

To the extent permitted by law, no director or officer for the time being of the Company will be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by the Company or for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company will be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Company will be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto unless the same will happen by or through his or her failure to act honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Company is employed by or performs services for the Company otherwise than as a director or officer or is a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Company, the fact that the person is a director or officer of the Company will not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

PART 16

DIVIDENDS

Declaration

16.1

Subject to the Business Corporations Act and any special rights or restrictions as to dividends, the directors may from time to time by resolution declare and authorize payment of any dividends the directors consider appropriate out of profits, capital or otherwise, including, without limitation, retained earnings, other income, contributed surplus, capital surplus, any share premium account or appraisal surplus or any other unrealized appreciation in the value of the assets of the Company, if any.

No Notice

16.2	The directors need not give notice to any shareholder of any declaration under Article 16.1.

Timing of Payment

16.3	Any dividend declared by the directors may be made payable on such date as is fixed by the directors.

Dividends Proportionate to Number of Shares

16.4	Subject to any special rights or restrictions as to dividends, all dividends on shares of any class or series of shares will be declared and paid according to the number of such shares held.

Manner of Payment

16.5

The Company may pay any dividend wholly or partly by issuing shares or warrants or by the distribution of property, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they consider expedient, and, in particular, may set the value for distribution of specific property.

Rounding

16.6

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

Method of Payment

16.7	Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed:

(a)	subject to paragraphs (b) and (c), to the address of the shareholder;

(b)	subject to paragraph (c), in the case of joint shareholders, to the address of the joint shareholder whose name stands first on the central securities register in respect of the shares; or

(c)	to the person and to the address as the shareholder or joint shareholders may direct in writing.

Joint Shareholders

16.8	If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

PART 17

AUDITOR

Remuneration

17.1    The directors may set the remuneration of any auditor of the Company.

PART 18

EXECUTION OF INSTRUMENTS

Authority to Execute Instruments

18.1	The following persons have authority to execute and deliver and certify documents on behalf of the Company:

(a)	such director, officer or other person(s) as are prescribed by resolution of the board;

(b)	any two directors;

(c)	if there is only one director, that director, alone; or

(d)	the president, alone.

Seal

18.2	The Company’s seal, if any, shall not be impressed on any record except when that impression is attested by the signature or signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if there is only one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by resolution of the directors.

Certified Copies

18.3

For the purpose of certifying under seal a true copy of any resolution or other document, the seal shall be impressed on that copy and, notwithstanding Article 18.2, may be attested by the signature of any director or officer.

PART 19

NOTICES

Notice to Joint Shareholders

19.1

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder whose name stands first on the central securities register in respect of the share.

Trustees

19.2	If a person becomes entitled to a share as a result of the death, bankruptcy or incapacity of a shareholder, the Company may provide a notice, statement, report or other record to that person by:

(a)	mailing the record, addressed to that person:

(i)	by name, by the title of representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the person claiming to be so entitled; or

(b)

if an address referred to in paragraph (a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

PART 20

RESTRICTION ON SHARE TRANSFER

Consent Required

20.1	Subject to Articles 22.2 and 22.11, no security of the Company, other than a non-convertible debt security, may be transferred without the consent of:

(a)	the board of the Company, expressed by a resolution duly passed at a meeting of the directors;

(b)	a majority of the directors of the Company, expressed by an instrument or instruments in writing signed by such directors;

(c)	the holders of the voting shares of the Company, expressed by a resolution duly passed at a meeting of the holders of voting shares; or

(d)	the holders of the voting shares of the Company representing a majority of the votes attached to all the voting shares, expressed by an instrument or instruments in writing signed by such holders.

20.2

Notwithstanding Article 20.1, a holder of Preferred Shares (as defined in Article 21.1(g)), including Common Shares (as defined in PART 23) issued upon conversion of Preferred Shares, may transfer such Preferred Shares (or Common Shares issued upon conversion of Preferred Shares) to its affiliates, including any other Person (as defined in Article 21.1(e)) who, directly or indirectly, controls, is controlled by, or is under common control with such holder of Preferred Shares (or Common Shares issued upon conversion of Preferred Shares), or constituent partners, limited partners, general partners, retired partners, members, former members or shareholders in accordance with their partnership interest, membership interest or shareholdings in such Person, or a trust for the benefit of the foregoing, provided that each such transfer complies with the relevant provisions set forth in the Amended and Restated Investor Rights Agreement.

PART 21

DRAG-ALONG RIGHTS

Definitions

21.1	For the purposes of this PART 21, the following definitions will apply:

(a)

“Change of Control” shall mean a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from shareholders of the Company securities representing a majority of the voting power of the Company, excluding a Reorganization Transaction;

(b)	“Common Holder” shall means a holder of Common Shares;

(c)	“Common Shares” has the meaning given to such term in PART 23;

(d)	“Holders” shall mean the Common Holders and the Preferred Holders;

(e)

“Person” includes a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity;

(f)	“Preferred Holder” shall mean a holder of the Preferred Shares;

(g)	“Preferred Shares” shall mean the Series A1 Preferred Shares and the Series A2 Preferred Shares;

(h)

“Reorganization Transaction” means a transaction or series of related transactions (including but not limited to any merger, amalgamation, reorganization, arrangement, recapitalization or other transaction) approved by the board (including the Series A1 Designee and at least one of the Series A2 Designees (each as defined in the Amended and Restated Voting Agreement) ( if, and only to the extent, each such designee is a director of the Company at the applicable time) pursuant to which a Person (“Holdco”) (A) acquires all of the issued and outstanding shares of the Company and the Company becomes a direct or indirect wholly owned subsidiary of Holdco and (B) shareholders of the Company become shareholders of Holdco and hold shares of Holdco proportionate to their shareholdings in the Company and which have substantially the same rights, preferences and privileges as the shares of the Company previously held by such shareholders of the Company (as set forth in PARTS 23, 24, 25 and 26) other than as may be approved by the board (including the Series A1 Designee and at least one of the Series A2 Designees if, and only to the extent, each such designee is a director of the Company at the applicable time);

(i)	“Sale of the Company” shall mean either: (a) a Change of Control; or (b) a transaction that qualifies as a “Deemed Liquidation Event” as defined in PART 25;

(j)	“Series A1 Preferred Shares” has the meaning given to such term in PART 25;

(k)	“Series A2 Preferred Shares” has the meaning given to such term in PART 26; and

(l)

“Voting Share” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the board of directors, including the Common Shares, Preferred Shares and any Common Shares issued upon conversion thereof, as to which a Holder has or hereafter acquires beneficial ownership.

Actions to be Taken

21.2

In the event of: (A) a Sale of the Company where (i) the holders of 67% of the then outstanding Preferred Shares (the “Requisite Preferred Holders”), (ii) the board, and (iii) the holders of a majority of the then outstanding Common Shares (other than those issued or issuable upon conversion of the Preferred Shares) (the “Selling Holders” and, together with the Requisite Preferred Holders, the “Electing Holders”) approve such Sale of the Company in writing, specifying that this Article 21.2 shall apply to such transaction, or (B) a Reorganization Transaction where the Requisite Preferred Holders approve such Reorganization Transaction, then each Holder and the Company hereby agree:

(a)

if such transaction requires shareholder approval, with respect to all Voting Shares that such Holder owns or over which such Holder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Voting Shares in favor of, and adopt, such Sale of the Company or such Reorganization Transaction, as applicable (together with any related amendment to these Articles required in order to implement such Sale of the Company or such Reorganization Transaction, as applicable) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company or such Reorganization Transaction, as applicable;

(b)

if such transaction is a share sale, to sell and be deemed to have sold the same proportion of Voting Shares beneficially held by such Holder as is being sold by the Electing Holders to the person or entity to whom the Electing Holders propose to sell their Voting Shares, and, except as permitted in Article 21.3 below, on the same terms and conditions as the Electing Holders;

(c)

to execute and deliver all related documentation and take such other action in support of the Sale of the Company or the Reorganization Transaction, as applicable as shall reasonably be requested by the Company or the Electing Holders in order to carry out the terms and provision of this Article 21.2, including executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents, provided that the University of British Columbia (“UBC”) shall not be subject to any indemnification obligations whatsoever in connection with any sale of its respective Common Shares;

(d)

not to deposit, and to cause their affiliates not to deposit, except as provided in these Articles, any Voting Shares owned by such party or affiliate in a voting trust or subject any such Voting Shares to any arrangement or agreement with respect to the voting of such Voting Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company or the Reorganization Transaction, as applicable;

(e)	to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company or such Reorganization Transaction, as applicable;

(f)

if the consideration to be paid pursuant to this Article 21.2 includes any securities and due receipt thereof by any Holder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Holder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in National Instrument 45-106 – Prospectus Exemptions, the Company may cause to be paid to any such Holder in lieu thereof, against surrender of the Voting Shares held by such Holder which would have otherwise been sold by such Holder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Holder would otherwise receive as of the date of the issuance of such securities in exchange for such Voting Shares;

(g)

in the event that the Electing Holders, in connection with such Sale of the Company, or such Reorganization Transaction, as applicable, appoint a shareholder representative (the “Shareholder Representative”) with respect to matters affecting the Holders under the applicable definitive transaction agreements following consummation of such Sale of the Company or such Reorganization Transaction, as applicable, (A) to consent to (x) the appointment of such Shareholder Representative, (y) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (z) the payment of such Holder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Shareholder Representative in connection with such Shareholder Representative’s services and duties in connection with such Sale of the Company or such Reorganization Transaction, as applicable, and its related service as the representative of the Holders, and (B) not to assert any claim or commence any suit against the Shareholder Representative or any other Holder with respect to any action or inaction taken or failed to be taken by the Shareholder Representative in connection with its service as the Shareholder Representative, absent fraud or willful misconduct; and

(h)

in the event of a Reorganization Transaction, the Company, Holdco and the shareholders agree to adopt and enter into a voting agreement, a right of first refusal and co-sale agreement and an investor rights agreement between Holdco and the shareholders, in a form approved by the board (including the Series A1 Designee and at least one of the Series A2 Designees if, and only to the extent, each such designee is a director of the Company at the applicable time) (the “Holdco Investor Agreements”), each of which will have substantially the same terms and conditions as the respective voting agreement, right of first refusal and co-sale agreement and investor rights agreement other than as may be approved by the board (including the Series A1 Designee and at least one of the Series A2 Designees if, and only to the extent, each such designee is a director of the Company at the applicable time), each as amended and restated, to which the Company and certain shareholders of the Company are a party (the “Company Investor Agreements”), which Holdco Investor Agreements shall replace each such existing Company Investor Agreements and the Company Investor Agreements shall terminate pursuant to their terms upon the closing of such Reorganization Transaction.

Exceptions

21.3	Notwithstanding the foregoing, a Holder will not be required to comply with Article 21.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:

(a)

any representations and warranties to be made by such Holder in connection with the Sale of the Company are limited to representations and warranties related to authority, ownership and the ability to convey title to such Voting Shares and residency of the Holders for tax purposes, including, but not limited to, representations and warranties that (A) the Holder holds all right, title and interest in and to the Voting Shares such Holder purports to hold, free and clear of all liens and encumbrances, (B) the obligations of the Holder in connection with the transaction have been duly authorized, if applicable, (C) the documents to be entered into by the Holder have been duly executed by the Holder and delivered to the acquiror and are enforceable against the Holder in accordance with their respective terms; and (D) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Holder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency, in each case, to which such Holder is subject;

(b)

the Holder is not required to agree (unless such Holder is a Company officer or employee) to any restrictive covenant in connection with the Proposed Sale (including without limitation any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale);

(c)

the Holder and its affiliates shall not be required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective affiliates, except that the Holder may be required to agree to terminate the investment-related documents between or among such Holder, the Company and/or the other shareholders of the Company;

(d)

the Holder shall not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Sale of the Company, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Holder of any of identical representations, warranties and covenants provided by all shareholders);

(e)

the liability for indemnification, if any, of such Holder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its shareholders in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any shareholder of any identical representations, warranties and covenants provided by all shareholders), and, subject to the provisions of these Articles related to the allocation of the escrow, as amended, is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Holder in connection with such Proposed Sale, except with respect to claims related to fraud by such Holder, the liability for which need not be limited as to such Holder;

(f)

liability shall be limited to such Holder’s (other than UBC’s) applicable share (determined based on the respective proceeds payable to each shareholder in connection with such Proposed Sale in accordance with the provisions of these Articles) of a negotiated aggregate indemnification amount that applies equally to all shareholders but that in no event exceeds the amount of consideration otherwise payable to such Holder in connection with such Proposed Sale, except with respect to claims related to fraud by such Holder, the liability for which need not be limited as to such Holder; and

(g)

upon the consummation of the Proposed Sale, (1) each holder of each class or series of the Company’s shares will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of shares, (2) each holder of Series A1 Preferred Shares will receive the same amount of consideration per share of such Series A1 Preferred Shares as is received by other holders in respect of their Series A1 Preferred Shares, (3) each holder of Series A2 Preferred Shares will receive the same amount of consideration per share of such Series A2 Preferred Shares as is received by other holders in respect of their Series A2 Preferred Shares, (4) each holder of Common Shares will receive the same amount of consideration per Common Share as is received by other holders in respect of their Common Shares, and (5) unless the holders of at least 67% of the Preferred Shares then outstanding elect to receive a lesser amount by written notice given to the Company at least fifteen (15) days prior to the effective date of any such Proposed Sale, the aggregate consideration receivable by all holders of the Preferred Shares and Common Shares shall be allocated among the holders of Preferred Shares and Common Shares on the basis of the relative liquidation preferences to which the holders of Preferred Shares and the holders of Common Shares are entitled in these Articles for a Sale of the Company.

Restrictions on Sales of Control of the Company

21.4

No Common Holders shall be a party to any Change of Control unless all holders of Preferred Shares are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in these Articles in effect immediately prior to the Change of Control (as if such transaction were a Deemed Liquidation Event, as defined in PART 25), unless the holders of at least 67% of the Preferred Shares then outstanding elect otherwise by written notice given to the Company at least fifteen (15) days prior to the effective date of any such transaction or series of related transactions.

PART 22

RIGHT OF FIRST REFUSAL AND CO-SALE

Definitions

22.1	For the purposes of this PART 22, the following definitions will apply:

(a)

“Change of Control” shall mean a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from shareholders of the Company securities representing a majority of the voting power of the Company, excluding a Reorganization Transaction;

(b)	“Common Holder” shall means a holder of Common Shares;

(c)	“Common Shares” has the meaning given to such term in PART 23;

(d)

“Person” includes a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity;

(e)	“Preferred Holder” shall mean a holder of the Preferred Shares;

(f)	“Preferred Shares” shall mean the Series A1 Preferred Shares and the Series A2 Preferred Shares;

(g)

“Reorganization Transaction” means a transaction or series of related transactions (including but not limited to any merger, amalgamation, reorganization, arrangement, recapitalization or other transaction) approved by the board (including the Series A1 Designee and at least one of the Series A2 Designees (each as defined in the Amended and Restated Voting Agreement) ( if, and only to the extent, each such designee is a director of the Company at the applicable time) pursuant to which a Person (“Holdco”) (A) acquires all of the issued and outstanding shares of the Company and the Company becomes a direct or indirect wholly owned subsidiary of Holdco and (B) shareholders of the Company become shareholders of Holdco and hold shares of Holdco proportionate to their shareholdings in the Company and which have substantially the same rights, preferences and privileges as the shares of the Company previously held by such shareholders of the Company (as set forth in PARTS 23, 24, 25 and 26) other than as may be approved by the board (including the Series A1 Designee and at least one of the Series A2 Designees if, and only to the extent, each such designee is a director of the Company at the applicable time);

(h)	“Sale of the Company” shall mean either: (a) a Change of Control; or (b) a transaction that qualifies as a “Deemed Liquidation Event” as defined in PART 25;

(i)	“Series A1 Preferred Shares” has the meaning given to such term in PART 25; and

(j)	“Series A2 Preferred Shares” has the meaning given to such term in PART 26.

Restrictions on Transfer of Common Shares; Grant

22.2

Before any Common Shares (other than Common Shares issued or issuable upon conversion of the Preferred Shares) now or hereafter held by any Common Holder (sometimes referred to herein as a “Selling Common Holder”) may be sold, assigned, encumbered, pledged, transferred or otherwise disposed of (a “Transfer”), the Selling Common Holder shall first comply with the conditions set forth in this PART 22 pursuant to which it has granted to each Preferred Holder holding at least 200,000 Preferred Shares (each, a “Major Investor”) (i) a right of first refusal (subject to the prior right of the Company) on the terms described in this PART 22, and (ii) a right of co-sale (subject to the Selling Common Holder being a Key Holder) on the terms described in this PART 22. The Selling Common Holder must certify to the Company that any Transfer of Common Shares was made in accordance with the terms of these Articles and the Company can rely on such certification to record such Transfer on the books of the Company. No Common Holder or transferee shall Transfer any Common Shares or any other securities issued in respect of such shares upon any stock split, stock dividend, combination, recapitalization, merger or similar event, to a Competitor. “Competitor” shall mean, upon the advice of counsel, any Person that is primarily engaged in or actively participates in any activity or line of business in which the Company or any of its subsidiaries then engages or participates in, but shall not include any financial investment firm or collective investment vehicle that, together with its affiliates, holds less than twenty percent (20%) of the outstanding equity of any Competitor; notwithstanding anything to the contrary in the foregoing, in no event shall (a) DCVC Bio, L.P. or any of its affiliates, (b) OrbiMed Royalty & Credit Opportunities III, LP or any of its affiliates, or (c) Eli Lilly and Company or any of its affiliates, be deemed a Competitor. “Key Holder” shall mean a Common Holder who holds at least 1% of the outstanding Common Shares.

Right of First Refusal on Common Shares; Notice of Proposed Transfer

22.3

If a Selling Common Holder proposes to Transfer any of his, her or its Common Shares, the Selling Common Holder shall deliver to the Company and the Major Investors prompt written notice (the “Common Sale Notice”) at least thirty (30) days prior to the closing of such Transfer. The Common Sale Notice shall state in reasonable detail: (i) the Selling Common Holder’s bona fide intention to Transfer such Common Shares (the “Offered Common Shares”); (ii) the number of Offered Common Shares to be transferred to each proposed transferee and the identity of each such proposed transferee, if known; and (iii) the bona fide cash price or other consideration and other terms under which the Selling Common Holder proposes to Transfer the Offered Common Shares (the “Offered Common Price”), and the Selling Common Holder shall offer the Offered Common Shares at the Offered Common Price to the Company and the Major Investors. The Common Sale Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer, if any then exist. In the event that the Transfer is being made pursuant to the provisions of Article 22.11, the Common Sale Notice shall state under which clause of Article 22.11 the Transfer is being made.

Exercise of Right of First Refusal by the Company

22.4

At any time within fifteen (15) days after the date of the Common Sale Notice, the Company may, by giving written notice to the Selling Common Holder and each Major Investor, elect to purchase any or all of the Offered Common Shares, at the Common Purchase Price determined in accordance with Article 0 below.

Exercise of Right of First Refusal by a Major Investor

22.5

If the Company does not choose to purchase all of the Offered Common Shares (such remaining shares, the “Residual Common Shares”) within fifteen (15) days after the date of the Common Sale Notice, each Major Investor may elect by giving written notice (the “Major Investor Election Notice”) to the Selling Common Holder and the Company within twenty (20) days after the date of the Common Sale Notice either (i) to purchase its Pro Rata Common Share (as defined below) of the Residual Common Shares at the Common Purchase Price determined in accordance with Article 0 or (ii) if and only to the extent the Selling Common Holder is a Key Holder, to exercise its co-sale right as provided in Article 22.9 below. Any Major Investor may indicate in the Major Investor Election Notice that such party desires to purchase or sell a stated amount of the Offered Common Shares in excess of its Pro Rata Common Share. If the total number of shares a Major Investor offers to purchase exceeds the number of Residual Common Shares, each such party shall be entitled to purchase, at the Offered Common Price, such party’s Pro Rata Common Share of the Residual Common Shares, with any remaining amount of Residual Common Shares to be allocated proportionately among the fully participating purchasers in accordance with their Major Investor Election Notice and relative respective Pro Rata Common Shares. For purposes of these Articles, a Major Investor’s “Pro Rata Common Share” is the ratio that the number of Common Shares (assuming conversion of any securities convertible into Common Shares) held by such Major Investor to the total number of Common Shares (assuming conversion of any securities convertible into Common Shares) held by all Major Investors in the aggregate.

Purchase Price

22.6

The purchase price (“Common Purchase Price”) for the Offered Common Shares purchased by the Company or Major Investors shall be the Offered Common Price (subject, in the case of the Company, to any rights the Company may have under any share purchase or restriction agreement to purchase all or some of such Offered Common Shares at a lower price). If the Offered Common Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the board in good faith.

Payment

22.7

Payment of the Common Purchase Price shall be made, (i) at the option of the Company or the Major Investors, as the case may be, in cash (by certified check or wire transfer of available funds), by cancellation of all or a portion of any outstanding indebtedness of the Selling Common Holder, or by any combination thereof and (ii) at the option of the Company or the Major Investors, as the case may be, within thirty (30) days after the date of the Common Sale Notice or in the manner and at the times set forth in the Common Sale Notice, if any.

Selling Common Holder’s Right to Transfer

22.8

To the extent all of the Offered Common Shares proposed in the Common Sale Notice to be transferred are not purchased by the Company or the Major Investors as provided herein, the Selling Common Holder may Transfer the remaining Offered Common Shares not purchased at the Offered Common Price or at a higher price and on the terms specified in the Common Sale Notice; provided that such Transfer (i) complies with the provisions of this PART 22 with respect to co-sale rights if such Selling Common Holder is a Key Holder, (ii) is consummated within ninety (90) days after the date of the Common Sale Notice, (iii) is in accordance with all the terms of these Articles and all other agreements between the Selling Common Holder and the Company, and (iv) is effected in accordance with any applicable securities laws. If the Offered Common Shares described in the Common Sale Notice are not so transferred within such period, a new Common Sale Notice shall be given to the Company and the Major Investors, and the Company and the Major Investors shall again be offered a right of first refusal and co-sale right pursuant to this PART 22 before any Offered Common Shares held by the Selling Common Holder may be Transferred.

Co-Sale Right Among Major Investors

22.9

To the extent (i) the Company and the Major Investors fail to exercise their right of first refusal pursuant to this PART 22 with respect to all of the Offered Common Shares, and (ii) the Selling Common Holder is a Key Holder, any Major Investor who delivers a Major Investor Election Notice pursuant to Article 22.5 above indicating an election to exercise such party’s right of co-sale (a “Selling Major Investor”) shall then have the right to participate on a pro rata basis to sell up to the number of Common Shares it has indicated for co-sale in the Major Investor Election Notice. Each Selling Major Investor shall be entitled to sell all or any part of such Selling Major Investor’s Common Shares specified in their Major Investor Election Notice equal to such party’s Pro Rata Common Co-Sale Share (as defined below) of the Residual Common Shares. For purposes of these Articles, a Selling Major Investor’s “Pro Rata Common Co-Sale Share” is the ratio that the number of Common Shares (assuming conversion of any securities convertible into Common Shares) held by such Selling Major Investor to the total number of Common Shares (assuming conversion of any securities convertible into Common Shares) of the Company held by the Selling Common Holder and the Selling Major Investors in the aggregate. To the extent one or more of the Selling Major Investors exercise such right of participation, the number of Common Shares that the Selling Common Holder may Transfer shall be correspondingly reduced.

Closing

22.10

The participating Selling Major Investors shall enter into an agreement with the proposed investor on terms and conditions substantially similar to those in the agreement entered into by the Selling Common Holder, providing representations and warranties and other terms and conditions agreed to by the Selling Common Holder. To the extent that any prospective investor or investors refuses to purchase shares or other securities from a Selling Major Investor exercising its rights of co-sale hereunder, the Selling Common Holder shall not sell to such prospective investor or investors any Common Shares unless and until, simultaneously with such sale, the Selling Common Holder shall purchase such shares or other securities from such Selling Major Investor for the same consideration and on the same terms and conditions as the proposed Transfer described in the Common Sale Notice. Any Selling Major Investor exercising its rights of co-sale hereunder may convert into Common Shares such number of shares of Preferred Shares it has indicated for co-sale in the Major Investor Election Notice, conditional upon closing.

Limitations on Common Right of First Refusal and Co-Sale Right

22.11	The restrictions on the Common Holders set forth in this PART 22 shall not apply where the Transfer of Common Shares by such Common Holder is:

(a)

to the Common Holder’s spouse or the parents, grandparents, siblings, children or grandchildren, of the Common Holder or Common Holder’s spouse, or to a custodian, trustee or other fiduciary for the account of the Common Holder or the members of the Common Holder’s family described in this Article 22.11(a) in connection with an estate planning transaction;

(b)	by way of a “Reorganization Transaction” (as defined in Article 22.1);

(c)

by way of gift or donation in the current calendar year in aggregate amount not to exceed five percent (5%) of the number of Common Shares held by the Common Holder as at the end of the last calendar year (which amount shall not be cumulative);

(d)	by way of bequest or inheritance upon death;

(e)

to the Company in connection with any repurchase of Common Shares held by a Common Holder by the Company pursuant to agreements under which the Company has the option to repurchase such Common Shares upon the occurrence of certain events, such as termination of employment, or in connection with the exercise by the Company of any rights of first refusal;

(f)	by involuntary Transfer by operation of law;

(g)

by UBC (A) to a society if UBC has the exclusive right to control the membership of such society, and (B) to any Person employed by UBC who has, in the judgment of UBC, made a contribution to any intellectual property licensed by UBC to the Company on December 16, 2013; or

(h)

by a Key Holder of up to 10% of the number of Common Shares held by such Key Holder as of the date that such Key Holder first became party to the Amended and Restated Right of First Refusal and Co-Sale Agreement.

PART 23

SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO COMMON SHARES

23.1	The Common Shares Without Par Value (the “Common Shares”) have attached to them the special rights and restrictions set out in this PART 23.

Dividends

23.2

Except as otherwise provided in these Articles, each holder of a Common Share is entitled, as such, to receive, on the date fixed for payment thereof, and the Company will pay thereon, such dividends as the directors may in their sole and absolute discretion declare from time to time out of the money or other property of the Company properly applicable to the payment of dividends.

23.3	No holder of a Common Share will be entitled, as such, to any dividend other than or in excess of the dividends, if any, declared pursuant to Article 23.2.

23.4

The directors may, in their sole and absolute discretion, declare and pay or set apart for payment dividends on the Common Shares independently of any dividend on, and without also declaring or paying or setting apart for payment any dividend (whether or not of a similar amount) on, any one or more other classes of shares in the Company and may, in their sole and absolute discretion, declare and pay or set apart for payment dividends on shares of any one or more classes of shares in the Company other than the Common Shares independently of any dividend on, and without also declaring or paying or setting apart for payment any dividend (whether or not of a similar amount) on, the Common Shares.

Winding Up

23.5

In the event of the liquidation, dissolution or winding-up of the Company or other distribution of property or assets of the Company among its shareholders for the purpose of winding up its affairs, no amount will be paid and no property or asset of the Company will be distributed to the holders of the Common Shares, as such, until the holders of the Class A Preferred Shares and any other class or series of shares entitled to receive assets of the Company upon such a distribution in priority to the holders of the Common Shares, as such, have first received from the property and assets of the Company the amount to which they are entitled pursuant to these Articles, but thereafter, the holders of the Common Shares will be entitled to all remaining property and assets of the Company on a share for share basis.

Votes

23.6

Each holder of a Common Share, as such, is entitled to receive notice of and to attend and vote in person or by proxy at all meetings of the shareholders of the Company and is entitled to one vote for each such share held.

PART 24

SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO

CLASS A PREFERRED SHARES

24.1	The Class A Preferred Shares Without Par Value (the “Class A Preferred Shares”) have attached to them, as a class, the special rights and restrictions set out in this PART 24.

Directors’ Authority to Issue in One or More Series

24.2

The Class A Preferred Shares may include one or more series of shares and subject to the provisions of the Business Corporations Act, the directors may, by resolution, if none of the shares of any particular series are issued, alter the Articles of the Company and authorize the alteration to the Notice of Articles of the Company, as the case may be, to:

(a)	determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b)	create an identifying name by which the share of that series may be identified, or alter any such identifying name; and

(c)	attach special rights and restrictions to the shares of that series, or alter any such special rights and restrictions.

Votes

24.3

Each holder of a Class A Preferred Share, as such, is entitled to receive notice of and to attend and vote in person or by proxy at all meetings of the shareholders of the Company and is entitled to one vote for each such share held.

DATED: March 23, 2020.

/s/ Véronique Lecault
Signature of Director
Name of Director: Véronique Lecault

PART 25

SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO

SERIES A1 PREFERRED SHARES

25.1	The Series A1 Preferred Shares (the “Series A1 Preferred Shares”) have attached to them the special rights and restrictions set out in this PART 25.

Payment of Dividends

25.2

The Company shall not declare, pay or set aside any dividends on shares of any other class or series of the Company (other than dividends on Common Shares payable in Common Shares) unless (in addition to the obtaining of any consents required elsewhere in the Articles) the holders of the Series A1 Preferred Shares then outstanding first receive, or simultaneously receive, a dividend on each outstanding Series A1 Preferred Share, on a pari passu basis with the holders of the Series A2 Preferred Shares, in an amount at least equal to (i) in the case of a dividend on Common Shares or any class or series of shares of the Company that is convertible into Common Shares, that dividend per Series A1 Preferred Share as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Shares and (B) the number of Common Shares issuable upon conversion of a Series A1 Preferred Share, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series of shares of the Company that is not convertible into Common Shares, at a rate per Series A1 Preferred Share determined by (A)    dividing the amount of the dividend payable on each share of such class or series by the original issuance price of such class or series (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series A1 Original Issue Price (as defined below); provided that, if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of shares of the Company, the dividend payable to the holders of Series A1 Preferred Shares under this Article 25.2 shall be calculated based upon the dividend on the class or series of shares of the Company that would result in the highest Series A1 Preferred Shares dividend. The “Series A1 Original Issue Price” means CDN$4.75 per Series A1 Preferred Share, subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series A1 Preferred Shares.

Participation upon Liquidation, Dissolution or Winding Up

25.3

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company or Deemed Liquidation Event, the holders of Series A1 Preferred Shares then outstanding are entitled, on a pari passu basis with the holders of Series A2 Preferred Shares, to be paid out of the assets of the Company available for distribution to its shareholders before any payment is made to the holders of Common Shares, an amount per share equal to the greater of (i) the Series A1 Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all Series A1 Preferred Shares been converted into Common Shares under Article

25.12

immediately before such liquidation, dissolution, winding-up or Deemed Liquidation Event (this amount payable is referred to as the “Series A1 Liquidation Amount”). If upon any such liquidation, dissolution or winding-up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its shareholders are insufficient to pay the holders of the Series A1 Preferred Shares and the Series A2 Preferred Shares (the “Preferred Shares”) the full amount to which they are entitled under Articles 25.3 to 25.9 and 26.3 to 26.9, the holders of the Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the Preferred Shares upon such distribution if all amounts payable on or with respect to such Series A1 Preferred Shares were paid in full.

25.4

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of Series A1 Preferred Shares, pari passu with the holders of Series A2 Preferred Shares, the remaining assets of the Company available for distribution to its shareholders shall be distributed among the holders of Common Shares, pro rata based on the number of Common Shares held by each holder.

25.5

Each of the following is a “Deemed Liquidation Event” unless the holders of at least 67% of the outstanding Preferred Shares elect otherwise by written notice sent to the Company at least ten (10) days before the effective date of any such event:

(a)

any merger, amalgamation, reorganization, arrangement or other transaction involving the Company and any other Company or other entity or person in which the persons who were the shareholders of the Company immediately prior to such merger, amalgamation, reorganization, arrangement or other transaction own less than fifty percent (50%) of the outstanding voting shares of the surviving or continuing entity after such merger, amalgamation, reorganization, arrangement or other transaction;

(b)	the sale, exchange or transfer by the Company’s shareholders, in a single transaction or series of related transactions, of all of the voting shares of the Company; and

(c)	the sale or exclusive license of all or substantially all of the assets of the Company, whether in a single transaction or a series of related transactions.

Notwithstanding the foregoing, any Reorganization Transaction will not be considered a Deemed Liquidation Event.

25.6

The Company may not effect a Deemed Liquidation Event referred to in Article 25.5(a) unless the agreement or consolidation for such transaction provides that the consideration payable to the shareholders of the Company shall be allocated among the holders of shares of the Company in accordance with Articles 25.3, 25.4 26.3 and 26.4.

25.7

In the event of a Deemed Liquidation Event referred to in Article 25.5(a) or 25.5(c), if the Company does not effect a dissolution of the Company within 90 days after the Deemed Liquidation Event, then (i) the Company shall send a written notice to each holder of Preferred Shares no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) under the following clause; (ii) to require the redemption of such Series A1 Preferred Shares, and (iii)    if the holders of at least 67% of the then outstanding Preferred Shares, so request in a written instrument delivered to the Company not later than 120 days after the Deemed Liquidation Event, the Company shall use the consideration received by the Company for the Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Company’s board of directors), together with any other assets of the Company available for distribution to its shareholders, all to the extent permitted by law (the “Available Proceeds”), on the 150th day after the Deemed Liquidation Event, to redeem, on a pari passu basis with all outstanding Series A2 Preferred Shares, all outstanding Series A1 Preferred Shares at a price per share equal to the Series A1 Liquidation Amount. Notwithstanding the foregoing, in the event of such a redemption, if the Available Proceeds are not sufficient to redeem all outstanding Preferred Shares, the Company shall ratably redeem, on a pari passu basis with the holders of Series A2 Preferred Shares, each holder’s Series A1 Preferred Shares to the fullest extent of the Available Proceeds and shall redeem the remaining shares as soon as it may lawfully do so. Before such distribution or redemption, the Company shall not expend or dissipate the consideration received for the Deemed Liquidation Event, except to discharge expenses incurred in connection with the Deemed Liquidation Event or to pay or discharge any liabilities associated with the assets sold or technology licensed.

25.8

The amount deemed paid or distributed to the shareholders of the Company upon any such amalgamation, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Company or the acquiring person, firm or other entity.

25.9

In the event of a Deemed Liquidation Event under Article 25.5(a), if any portion of the consideration payable to the shareholders of the Company is payable only upon satisfaction of contingencies (the “Additional Consideration”), the agreement or other documents for such transaction shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the shareholders of the Company in accordance with Articles 25.3, 25.4, 26.3 and 26.4 as if the Initial Consideration were the only consideration payable in connection with the Deemed Liquidation Event; and (b) any Additional Consideration that becomes payable to the shareholders of the Company upon satisfaction of such contingencies shall be allocated among the shareholders of the Company in accordance with Articles 25.3, 25.4, 26.3 and 26.4 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Article 25.9, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with the Deemed Liquidation Event is deemed to be Additional Consideration.

Voting Rights

25.10

On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of meeting), each holder of outstanding Series A1 Preferred Shares is entitled to cast the number of votes equal to the number of whole Common Shares into which the Series A1 Preferred Shares held by the holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles, holders of Series A1 Preferred Shares shall vote together with the holders of Common Shares and the holders of Series A2 Preferred Shares as a single class.

25.11

Preferred Share Protective Provisions. At any time when Preferred Shares (subject to appropriate adjustment in the event of any dividend, share split, combination or other similar recapitalization with respect to the Preferred Shares) are outstanding, the Company shall not, either directly or indirectly by amendment, amalgamation, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles) the written consent or affirmative vote of the holders of at least 67% of the then outstanding Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote is null and of no force or effect:

(a)	amend, alter, waive or repeal any provision of the Articles or Notice of Articles of the Company (other than in connection with the Reorganization Transaction);

(b)	reclassify, reorganize, exchange, cancel or recapitalize any of the outstanding capital of the Company (other than in connection with the Reorganization Transaction);

(c)

issue or obligate itself to issue any preferred shares, including any as-yet-unauthorized class or series of preferred shares, other than Series A2 Preferred Shares pursuant to that certain Investment Agreement between the Company and certain investors dated March 23, 2020;

(d)	make any change to the Company’s stock option plan or create any new stock option plans or other incentive plans;

(e)	make any change to the number of directors of the board;

(f)	take any proceedings with a view to the dissolution, winding-up or termination of the corporate existence of the Company (other than in connection with the Reorganization Transaction);

(g)

sell, lease, transfer, license or otherwise dispose of all or substantially all of the assets or intellectual property of the Company and its subsidiaries (other than in connection with the Reorganization Transaction);

(h)	pay or declare any dividend or make any distribution on any shares of the Company;

(i)

purchase or redeem (or permit any subsidiary to purchase or redeem) (i) any Preferred Shares or (ii) any Common Shares; provided, however, that this restriction shall not apply to the repurchase of any Common Shares or Preferred Shares from employees, officers, directors or consultants of the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to any right of first refusal in favour of the Company;

(j)

incur aggregate indebtedness or related liabilities, including loans, guarantees of third party indebtedness or granting of security for indebtedness over the Company’s assets in excess of CDN$250,000, other than indebtedness incurred in the ordinary course of business of the Company (unless otherwise approved by the Company’s board of directors, including the Series A1 Designee and at least one of the Series A2 Designees (as defined in the Amended and Restated Voting Agreement) (if, and only to the extent, each such designee is a director of the Company at the applicable time); or .

(k)	enter into any transaction, agreement or arrangement with an affiliate or founder of the Company (except for employment or consulting arrangements in the ordinary course of business of the Company).

Optional Conversion

25.12	The holders of Series A1 Preferred Shares have conversion rights as follows (the “Series A1 Conversion Rights”):

Right to Convert.

(a)

Each Series A1 Preferred Share may be converted, at the option of its holder, at any time and from time to time, and without the payment of additional consideration by its holder, into such number of fully paid and non-assessable Common Shares as is determined by dividing the Series A1 Original Issue Price by the Series A1 Conversion Price (as defined below) in effect at the time of conversion. The “Series A1 Conversion Price” shall initially be equal to CDN$4.75. Such initial Series A1 Conversion Price, and the rate at which Series A1 Preferred Shares may be converted into Common Shares, are subject to adjustment as provided below.

(b)

In the event of a liquidation, dissolution or winding-up of the Company or a Deemed Liquidation Event, the Series A1 Conversion Rights terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A1 Preferred Shares.

(c)

No fractional Common Shares shall be issued upon conversion of Series A1 Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a Common Share as determined in good faith by the Company’s board of directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Series A1 Preferred Shares the holder is at the time converting into Common Shares and the aggregate number of Common Shares issuable upon such conversion.

Mechanics of Conversion.

(d)

In order for a holder of Series A1 Preferred Shares to voluntarily convert Series A1 Preferred Shares into Common Shares, such holder shall (a) provide written notice at the principal office of the Company (or to the Company’s transfer agent at the office of the transfer agent for the Series A1 Preferred Shares if the Company appoints such a transfer agent) that the holder elects to convert all or any number of the holder’s Series A1 Preferred Shares and, if applicable, any event on which the conversion is contingent and (b) if the holder’s shares are certificated, surrender the certificate or certificates for the Series A1 Preferred Shares (or, if the registered holder alleges that the certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of the certificate), at the office of the transfer agent for the Series A1 Preferred Shares (or at the principal office of the Company if the Company serves as its own transfer agent). Such notice shall state the holder’s name or the names of the nominees in which the holder wishes the Common Shares to be issued. If required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly signed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Series A1 Conversion Time”), and the Common Shares issuable upon conversion of the specified Series A1 Preferred Shares will be deemed to be outstanding of record as of that date. The Company shall, as soon as practicable after the Series A1 Conversion Time (i) issue and deliver to the holder of Series A1 Preferred Shares, or to his, her or its nominees, a certificate or certificates for the number of full Common Shares issuable upon such conversion in accordance with these provisions and a certificate for the number (if any) of Series A1 Preferred Shares represented by the surrendered certificate that were not converted into Common Shares, (ii) pay in cash such amount as provided in Article 25.12(c) in lieu of any fraction of a Common Share otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the Series A1 Preferred Shares converted.

(e)

The Company shall at all times when Series A1 Preferred Shares are outstanding, but only if the authorized number of Common Shares that the Company may issue is not unlimited, reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Series A1 Preferred Shares, such number of its duly authorized Common Shares as are from time to time sufficient to effect the conversion of all outstanding Series A1 Preferred Shares; and if at any time the number of authorized but unissued Common Shares is not sufficient to effect the conversion of all then outstanding Series A1 Preferred Shares, the Company shall take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Notice of Articles and Articles.

(f)

All Series A1 Preferred Shares duly surrendered for conversion will no longer be deemed to be outstanding and all rights with respect to such shares will immediately cease and terminate at the Series A1 Conversion Time, except only the right of their holders to receive Common Shares in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Article 25.12(c) and to receive payment of any dividends declared but unpaid thereon.

(g)

Upon any such conversion, no adjustment to the Series A1 Conversion Price shall be made for any declared but unpaid dividends on the Series A1 Preferred Shares surrendered for conversion or on the Common Shares delivered upon conversion.

Adjustments to Series A1 Conversion Price for Diluting Issues

25.13	The following definitions shall apply:

(a)	“Additional Shares” means all Common Shares issued (or, under Article 25.14 below, deemed to be issued) by the Company after the Series A1 Original Issue Date, other than Exempt Securities.

(b)	“Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Shares, but excluding Options.

(c)	“Exempt Securities” means the following Common Shares and Common Shares deemed issued under the following Options and Convertible Securities of the Company:

(i)	Common Shares, Options or Convertible Securities issued upon conversion of any Preferred Share, or as a dividend or distribution on Preferred Shares;

(ii)

Common Shares, Options or Convertible Securities issued by reason of a dividend, share split, split-up or other distribution on the Common Shares that is covered by Article 25.19, 25.20, 25.21 or 25.22;

(iii)

Common Shares or Options issued to employees or directors of, or consultants to, the Company pursuant to any stock option or equity incentive plan unanimously approved by the Company’s board of directors;

(iv)	Common Shares issued upon conversion of any Convertible Securities and Options outstanding as of the Series A1 Original Issue Date;

(v)

Common Shares, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, under a debt financing, equipment leasing or real or immovable property leasing transaction unanimously approved by the Company’s board of directors (including shares underlying (directly or indirectly) any such Options or Convertible Securities);

(vi)

Common Shares, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services under transactions unanimously approved by the Company’s board of directors (including shares underlying (directly or indirectly) any such Options or Convertible Securities);

(vii)

Common Shares, Options or Convertible Securities issued (A) under the acquisition of another company by the Company by amalgamation, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are unanimously approved by the Company’s board of directors (including shares underlying (directly or indirectly) any such Options or Convertible Securities), or (B) in connection with the Reorganization Transaction; or

(viii)

Common Shares, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships unanimously approved by the Company’s board of directors (including shares underlying (directly or indirectly) any such Options or Convertible Securities).

(d)	“Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities.

(e)	“Series A1 Original Issue Date” means the date on which the first Series A1 Preferred Share was issued.

25.14

If the Company at any time or from time to time after the Series A1 Original Issue Date issues Options or Convertible Securities (excluding Options or Convertible Securities that are themselves Exempt Securities) or fixes a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the relating instrument, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any of its provisions for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, will be deemed to be Additional Shares issued as of the time of such issue or, in case such a record date has been fixed, as of the close of business on such record date.

(a)

If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A1 Conversion Price under Article 25.15, are revised as a result of an amendment to such terms or any other adjustment under such Option or Convertible Security (but excluding automatic adjustments to such terms under anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (a) any increase or decrease in the number of Common Shares issuable upon the exercise, conversion and/or exchange of the Option or Convertible Security or (b) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A1 Conversion Price computed upon the original issue of the Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A1 Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of the Option or Convertible Security. Notwithstanding the foregoing, no readjustment under this clause (a) shall increase the Series A1 Conversion Price to an amount that exceeds the lower of (i) the Series A1 Conversion Price in effect immediately before the original adjustment made as a result of the issuance of the Option or Convertible Security, or (ii) the Series A1 Conversion Price that would have resulted from any issuances of Additional Shares (other than deemed issuances of Additional Shares as a result of the issuance of the Option or Convertible Security) between the original adjustment date and such readjustment date.

(b)

If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that are themselves Exempt Securities), the issuance of which did not result in an adjustment to the Conversion Price under Article 25.15 (either because the consideration per share (determined under Article 25.16) of the Additional Shares subject thereto was equal to or greater than the Series A1 Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A1 Original Issue Date), are revised after the Series A1 Original Issue Date as a result of an amendment to such terms or any other adjustment under such Option or Convertible Security (but excluding automatic adjustments to such terms under anti-dilution or similar provisions of the Option or Convertible Security) to provide for either (a) any increase in the number of Common Shares issuable upon the exercise, conversion or exchange of the Option or Convertible Security or (b) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares subject thereto (determined in the manner provided in Article 25.14 will be deemed to have been issued effective upon such increase or decrease becoming effective.

(c)

Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A1 Conversion Price under Article 25.15, the Series A1 Conversion Price shall be readjusted to such Series A1 Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(d)

If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time the Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A1 Conversion Price under this Article 25.14 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (a) and (b) of this Article 25.14). If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time the Option or Convertible Security is issued or amended, any adjustment to the Series A1 Conversion Price that would result under this Article 25.14 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A1 Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

25.15

If the Company, at any time after the Series A1 Original Issue Date, issues Additional Shares (including Additional Shares deemed to be issued under Article 25.14), without consideration or for a consideration per share less than the Series A1 Conversion Price in effect immediately before such issue, then the Series A1 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) / (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” = the Series A1 Conversion Price in effect immediately after such issue of Additional Shares

“CP1” = the Series A1 Conversion Price in effect immediately before such issue of Additional Shares;

“A” = the number of Common Shares deemed to be outstanding immediately before such issue of Additional Shares (treating for this purpose as outstanding all Common Shares, all outstanding Preferred Shares on an as-converted basis, all outstanding Options on an as-exercised basis and all outstanding Convertible Securities on an as-exchanged or as-converted basis);

“B” = the number of Common Shares that would have been issued if such Additional Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” = the number of such Additional Shares issued in such transaction.

25.16	For purposes of Articles 25.13 to 25.24, the consideration received by the Company for the issue of any Additional Shares shall be computed as follows:

(a)	Cash and Property: Such consideration shall:

(i)	if it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(ii)	if it consists of property other than cash, be computed at its fair market value at the time of such issue, as determined in good faith by the Company’s board of directors; and

(iii)

if Additional Shares are issued together with other shares or securities or other assets of the Company for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses ((i)) and ((ii)) above, as determined in good faith by the Company’s board of directors.

(b)

Options and Convertible Securities: The consideration per share received by the Company for Additional Shares deemed to have been issued under Article 25.14, relating to Options and Convertible Securities, shall be determined by dividing:

(i)

the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the relating instruments, without regard to any of its provision for a subsequent adjustment of such consideration) payable to the Company upon the exercise of the Options or the conversion or exchange of the Convertible Securities, or in the case of Options for Convertible Securities, the exercise of the Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)

the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

25.17

No adjustment in the Series A1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares if the Company receives written notice from the holders of at least 67% of the then outstanding Series A1 Preferred Shares agreeing that no such adjustment be made as the result of the issuance or deemed issuance of such Additional Shares.

25.18

If the Company issues on more than one date Additional Shares that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A1 Conversion Price under Article 25.15, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A1 Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

25.19

If the Company, at any time or from time to time after the Series A1 Original Issue Date, subdivides the outstanding Common Shares, the Series A1 Conversion Price in effect immediately before the subdivision shall be proportionately decreased so that the number of Common Shares issuable on conversion of each share of such class be increased in proportion to such increase in the aggregate number of Common Shares outstanding. If the Company, at any time or from time to time after the Series A1 Original Issue Date, combines the outstanding Common Shares, the Series A1 Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of Common Shares issuable on conversion of each share of such class be decreased in proportion to such decrease in the aggregate number of Common Shares outstanding. Any adjustment under this Article shall become effective at the close of business on the date the subdivision or combination becomes effective.

25.20

If the Company, at any time or from time to time after the Series A1 Original Issue Date, makes or issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable on the Common Shares in additional Common Shares, then and in each such event the Series A1 Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Series A1 Conversion Price then in effect by a fraction:

(a)	the numerator of which is the total number of Common Shares issued and outstanding immediately before the time of such issuance or the close of business on such record date, and

(b)

the denominator of which is the total number of Common Shares issued and outstanding immediately before the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (A) if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A1 Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A1 Conversion Price shall be adjusted under this subsection as of the time of actual payment of such dividends or distributions; and (B) no such adjustment shall be made if the holders of Series A1 Preferred Shares simultaneously receive a dividend or other distribution of Common Shares in a number equal to the number of Common Shares as they would have received if all outstanding Series A1 Preferred Shares had been converted into Common Shares on the date of such event.

25.21

If the Company, at any time or from time to time after the Series A1 Original Issue Date, makes or issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of Common Shares in respect of outstanding Common Shares) or in other property and Article 25.2 does not apply to such dividend or distribution, then and in each such event the holders of Series A1 Preferred Shares shall receive, pari passu with the holders of the Series A2 Preferred Shares and simultaneously with the distribution to the holders of Common Shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Series A1 Preferred Shares had been converted into Common Shares on the date of such event.

25.22

If any reorganization, recapitalization, reclassification, consolidation or amalgamation occurs involving the Company in which the Common Shares (but not the Series A1 Preferred Shares) are converted into or exchanged for securities, cash or other property (other than the Reorganization Transaction or a transaction covered by Articles 25.15, 25.20 or 25.21), then, following any such reorganization, recapitalization, reclassification, consolidation or amalgamation, each Series A1 Preferred Share shall be convertible in lieu of the Common Shares into which it was convertible before such event into the kind and amount of securities, cash or other property that a holder of the number of Common Shares issuable upon conversion of one Series A1 Preferred Share immediately before such reorganization, recapitalization, reclassification, consolidation or amalgamation would have been entitled to receive under such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Company’s board of directors) shall be made in the application of Articles 25.12 and 25.13 with respect to the rights and interests of the holders of Series A1 Preferred Shares, to the end that Articles 25.12 and 25.13 (including provisions with respect to changes in and other adjustments of the Series A1 Conversion Price) shall be applicable, as nearly as reasonably may be, in relation to any securities or other property deliverable upon the conversion of the Series A1 Preferred Shares. For the avoidance of doubt, nothing in this Article 25.22 prevents the holders of Series A1 Preferred Shares from seeking any dissent rights to which they are otherwise entitled under law in connection with an amalgamation triggering an adjustment, nor is this Article 25.22 conclusive evidence of the fair value of the Series A1 Preferred Shares in any such dissent-right proceeding.

25.23

Upon the occurrence of each adjustment or readjustment of the Series A1 Conversion Price under Articles 25.12 and/or 25.13, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than within ten (10) business days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A1 Preferred Shares a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A1 Preferred Shares is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A1 Preferred Shares (but in any event not later than within ten (10) business days), furnish or cause to be furnished to the holder a certificate setting forth (i) the Series A1 Conversion Price then in effect, and (ii) the number of Common Shares and the amount, if any, of other securities, cash or property that then would be received upon the conversion of the Series A1 Preferred Shares.

25.24	In the event:

(a)

the Company takes a record of the holders of Common Shares (or other shares or securities at the time issuable upon conversion of the Series A1 Preferred Shares) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other security; or

(b)	of any capital reorganization of the Company, any reclassification of the Common Shares of the Company, or any Deemed Liquidation Event; or

(c)	of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company shall send or cause to be sent to the holders of Series A1 Preferred Shares a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, amalgamation, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other securities at the time issuable upon the conversion of the Series A1 Preferred Shares) are entitled to exchange their Common Shares (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, amalgamation, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A1 Preferred Shares and the Common Shares. Such notice shall be sent at least ten (10) business days before the record date or effective date for the event specified in the notice.

Mandatory Conversion

25.25

Upon either (i) the closing of the sale of Common Shares to the public in a firm-commitment underwritten public offering under an effective registration statement under the Securities Act of 1933, as amended, and/or a prospectus filed with a securities commission or authority in any of the provinces or territories of Canada resulting in gross proceeds to the Company of at least US$70,000,000, or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 67% of the then outstanding Preferred Shares (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series A1 Mandatory Conversion Time”), then (A) all outstanding Series A1 Preferred Shares shall automatically be converted into Common Shares, at the then effective conversion rate as calculated under Article 25.12(a) and (B) such shares may not be reissued by the Company.

25.26

All holders of record of Series A1 Preferred Shares shall be sent written notice of the Series A1 Mandatory Conversion Time and the place designated for mandatory conversion of all such Series A1 Preferred Shares under Article 25.25 and this Article 25.26. Such notice need not be sent in advance of the occurrence of the Series A1 Mandatory Conversion Time. Upon receipt of such notice, each holder of Series A1 Preferred Shares in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly signed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A1 Preferred Shares converted under Article 25.25, including the rights, if any, to receive notices and vote (other than as a holder of Common Shares), will terminate at the Series A1 Mandatory Conversion Time (notwithstanding the failure of their holder or holders to surrender any certificates at or before such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Article 25.26. As soon as practicable after the Series A1 Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A1 Preferred Shares, the Company shall (a) issue and deliver to their holder, or to his, her or its nominees, a certificate or certificates for the number of full Common Shares issuable on such conversion in accordance with these provisions and (b) pay cash as provided in Article 25.12(c) in lieu of any fraction of a share of Common Shares otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the Series A1 Preferred Shares converted.

Waiver

25.27

Any of the rights, powers, preferences and other terms of the Series A1 Preferred Shares may be waived on behalf of all holders of Series A1 Preferred Shares by the affirmative written consent or vote of the holders of at least 67% of the Series A1 Preferred Shares then outstanding (unless otherwise specified in this Part 25 or in the Articles).

Notices

25.28

Any notice required or permitted by these provisions to be given to a holder of Series A1 Preferred Shares shall be mailed, postage prepaid, to the post office address last shown on the records of the Company, or given by electronic communication, and will be deemed sent upon such mailing or electronic transmission.

PART 26

SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO

SERIES A2 PREFERRED SHARES

26.1	The Series A2 Preferred Shares (the “Series A2 Preferred Shares”) have attached to them the special rights and restrictions set out in this PART 26.

Payment of Dividends

26.2

The Company shall not declare, pay or set aside any dividends on shares of any other class or series of the Company (other than dividends on Common Shares payable in Common Shares) unless (in addition to the obtaining of any consents required elsewhere in the Articles) the holders of the Series A2 Preferred Shares then outstanding first receive, or simultaneously receive, a dividend on each outstanding Series A2 Preferred Share, on a pari passu basis with the holders of the Series A1 Preferred Shares, in an amount at least equal to (i) in the case of a dividend on Common Shares or any class or series of shares of the Company that is convertible into Common Shares, that dividend per Series A2 Preferred Share as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Shares and (B) the number of Common Shares issuable upon conversion of a Series A2 Preferred Share, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series of shares of the Company that is not convertible into Common Shares, at a rate per Series A2 Preferred Share determined by (A)    dividing the amount of the dividend payable on each share of such class or series by the original issuance price of such class or series (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series A2 Original Issue Price (as defined below); provided that, if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of shares of the Company, the dividend payable to the holders of Series A2 Preferred Shares under this Article 26.2 shall be calculated based upon the dividend on the class or series of shares of the Company that would result in the highest Series A2 Preferred Shares dividend. The “Series A2 Original Issue Price” means CDN$16.722 per Series A2 Preferred Share, subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series A2 Preferred Shares.

Participation upon Liquidation, Dissolution or Winding Up

26.3

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company or Deemed Liquidation Event, the holders of Series A2 Preferred Shares then outstanding are entitled, on a pari passu basis with the holders of Series A1 Preferred Shares, to be paid out of the assets of the Company available for distribution to its shareholders before any payment is made to the holders of Common Shares, an amount per share equal to the greater of (i) the Series A2 Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all Series A2 Preferred Shares been converted into Common Shares under Article

26.12

immediately before such liquidation, dissolution, winding-up or Deemed Liquidation Event (this amount payable is referred to as the “Series A2 Liquidation Amount”). If upon any such liquidation, dissolution or winding-up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its shareholders are insufficient to pay the holders of the Preferred Shares the full amount to which they are entitled under Articles 25.3 to 25.9 and 26.3 to 26.9, the holders of the Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the Preferred Shares upon such distribution if all amounts payable on or with respect to such Series A2 Preferred Shares were paid in full.

26.4

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of Series A2 Preferred Shares, pari passu with the holders of Series A1 Preferred Shares, the remaining assets of the Company available for distribution to its shareholders shall be distributed among the holders of Common Shares, pro rata based on the number of Common Shares held by each holder.

26.5

Each of the following is a “Deemed Liquidation Event” unless the holders of at least 67% of the outstanding Preferred Shares elect otherwise by written notice sent to the Company at least ten (10) days before the effective date of any such event:

(a)

any merger, amalgamation, reorganization, arrangement or other transaction involving the Company and any other Company or other entity or person in which the persons who were the shareholders of the Company immediately prior to such merger, amalgamation, reorganization, arrangement or other transaction own less than fifty percent (50%) of the outstanding voting shares of the surviving or continuing entity after such merger, amalgamation, reorganization, arrangement or other transaction;

(b)	the sale, exchange or transfer by the Company’s shareholders, in a single transaction or series of related transactions, of all of the voting shares of the Company; and

(c)	the sale or exclusive license of all or substantially all of the assets of the Company, whether in a single transaction or a series of related transactions.

Notwithstanding the foregoing, any Reorganization Transaction will not be considered a Deemed Liquidation Event.

26.6

The Company may not effect a Deemed Liquidation Event referred to in Article 26.5(a) unless the agreement or consolidation for such transaction provides that the consideration payable to the shareholders of the Company shall be allocated among the holders of shares of the Company in accordance with Articles 25.3, 25.4, 26.3 and 26.4.

26.7

In the event of a Deemed Liquidation Event referred to in Article 26.5(a) or 26.5(c), if the Company does not effect a dissolution of the Company within 90 days after the Deemed Liquidation Event, then (i) the Company shall send a written notice to each holder of Preferred Shares no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) under the following clause; (ii) to require the redemption of such Series A2 Preferred Shares, and (iii) if the holders of at least 67% of the then outstanding Preferred Shares so request in a written instrument delivered to the Company not later than 120 days after the Deemed Liquidation Event, the Company shall use the consideration received by the Company for the Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Company’s board of directors), together with any other assets of the Company available for distribution to its shareholders, all to the extent permitted by law (the “Available Proceeds”), on the 150th day after the Deemed Liquidation Event, to redeem, on a pari passu basis with all outstanding Series A1 Preferred Shares, all outstanding Series A2 Preferred Shares at a price per share equal to the Series A2 Liquidation Amount. Notwithstanding the foregoing, in the event of such a redemption, if the Available Proceeds are not sufficient to redeem all outstanding Preferred Shares, the Company shall ratably redeem, on a pari passu basis with the holders of Series A1 Preferred Shares, each holder’s Series A2 Preferred Shares to the fullest extent of the Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so. Before such distribution or redemption, the Company shall not expend or dissipate the consideration received for the Deemed Liquidation Event, except to discharge expenses incurred in connection with the Deemed Liquidation Event or to pay or discharge any liabilities associated with the assets sold or technology licensed.

26.8

The amount deemed paid or distributed to the shareholders of the Company upon any such amalgamation, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Company or the acquiring person, firm or other entity.

26.9

In the event of a Deemed Liquidation Event under Article 26.5(a), if any portion of the consideration payable to the shareholders of the Company is payable only upon satisfaction of contingencies (the “Additional Consideration”), the agreement or other documents for such transaction shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the shareholders of the Company in accordance with Articles 25.3, 25.4, 26.3 and 26.4 as if the Initial Consideration were the only consideration payable in connection with the Deemed Liquidation Event; and (b) any Additional Consideration that becomes payable to the shareholders of the Company upon satisfaction of such contingencies shall be allocated among the shareholders of the Company in accordance with Articles 25.3, 25.4, 26.3 and 26.4 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Article 26.9, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with the Deemed Liquidation Event is deemed to be Additional Consideration.

Voting Rights

26.10

On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of meeting), each holder of outstanding Series A2 Preferred Shares is entitled to cast the number of votes equal to the number of whole Common Shares into which the Series A2 Preferred Shares held by the holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles, holders of Series A2 Preferred Shares shall vote together with the holders of Common Shares and the holders of Series A1 Preferred Shares as a single class.

26.11

Preferred Share Protective Provisions. At any time when Preferred Shares (subject to appropriate adjustment in the event of any dividend, share split, combination or other similar recapitalization with respect to the Preferred Shares) are outstanding, the Company shall not, either directly or indirectly by amendment, amalgamation, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles) the written consent or affirmative vote of the holders of at least 67% of the then outstanding Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote is null and of no force or effect:

(a)	amend, alter, waive or repeal any provision of the Articles or Notice of Articles of the Company (other than in connection with the Reorganization Transaction);

(b)	reclassify, reorganize, exchange, cancel or recapitalize any of the outstanding capital of the Company (other than in connection with the Reorganization Transaction);

(c)

issue or obligate itself to issue any preferred shares, including any as-yet-unauthorized class or series of preferred shares, other than Series A2 Preferred Shares issued pursuant to that certain Investment Agreement between the Company and certain investors dated March 23, 2020;

(d)	make any change to the Company’s stock option plan or create any new stock option plans or other incentive plans;

(e)	make any change to the number of directors of the board;

(f)	take any proceedings with a view to the dissolution, winding-up or termination of the corporate existence of the Company (other than in connection with the Reorganization Transaction);

(g)

sell, lease, transfer, license or otherwise dispose of all or substantially all of the assets or intellectual property of the Company and its subsidiaries (other than in connection with the Reorganization Transaction);

(h)	pay or declare any dividend or make any distribution on any shares of the Company;

(i)

purchase or redeem (or permit any subsidiary to purchase or redeem) (i) any Preferred Shares or (ii) any Common Shares; provided, however, that this restriction shall not apply to the repurchase of any Common Shares or Preferred Shares from employees, officers, directors or consultants of the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to any right of first refusal in favour of the Company;

(j)

incur aggregate indebtedness or related liabilities, including loans, guarantees of third party indebtedness or granting of security for indebtedness over the Company’s assets in excess of CDN$250,000, other than indebtedness incurred in the ordinary course of business of the Company (unless otherwise approved by the Company’s board of directors, including the Series A1 Designee and at least one of the Series A2 Designees (each as defined in the Amended and Restated Voting Agreement) (if, and only to the extent, each such designee is a director of the Company at the applicable time); or

(k)	enter into any transaction, agreement or arrangement with an affiliate or founder of the Company (except for employment or consulting arrangements in the ordinary course of business of the Company).

Optional Conversion

26.12	The holders of Series A2 Preferred Shares have conversion rights as follows (the “Series A2 Conversion Rights”):

Right to Convert.

(a)

Each Series A2 Preferred Share may be converted, at the option of its holder, at any time and from time to time, and without the payment of additional consideration by its holder, into such number of fully paid and non-assessable Common Shares as is determined by dividing the Series A2 Original Issue Price by the Series A2 Conversion Price (as defined below) in effect at the time of conversion. The “Series A2 Conversion Price” shall initially be equal to CDN$16.722. Such initial Series A2 Conversion Price, and the rate at which Series A2 Preferred Shares may be converted into Common Shares, are subject to adjustment as provided below.

(b)

In the event of a liquidation, dissolution or winding-up of the Company or a Deemed Liquidation Event, the Series A2 Conversion Rights terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A2 Preferred Shares.

(c)

No fractional Common Shares shall be issued upon conversion of Series A2 Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a Common Share as determined in good faith by the Company’s board of directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Series A2 Preferred Shares the holder is at the time converting into Common Shares and the aggregate number of Common Shares issuable upon such conversion.

Mechanics of Conversion.

(d)

In order for a holder of Series A2 Preferred Shares to voluntarily convert Series A2 Preferred Shares into Common Shares, such holder shall (a) provide written notice at the principal office of the Company (or to the Company’s transfer agent at the office of the transfer agent for the Series A2 Preferred Shares if the Company appoints such a transfer agent) that the holder elects to convert all or any number of the holder’s Series A2 Preferred Shares and, if applicable, any event on which the conversion is contingent and (b) if the holder’s shares are certificated, surrender the certificate or certificates for the Series A2 Preferred Shares (or, if the registered holder alleges that the certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of the certificate), at the office of the transfer agent for the Series A2 Preferred Shares (or at the principal office of the Company if the Company serves as its own transfer agent). Such notice shall state the holder’s name or the names of the nominees in which the holder wishes the Common Shares to be issued. If required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly signed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Series A2 Conversion Time”), and the Common Shares issuable upon conversion of the specified Series A2 Preferred Shares will be deemed to be outstanding of record as of that date. The Company shall, as soon as practicable after the Series A2 Conversion Time (i) issue and deliver to the holder of Series A2 Preferred Shares, or to his, her or its nominees, a certificate or certificates for the number of full Common Shares issuable upon such conversion in accordance with these provisions and a certificate for the number (if any) of Series A2 Preferred Shares represented by the surrendered certificate that were not converted into Common Shares, (ii) pay in cash such amount as provided in Article 26.12(c) in lieu of any fraction of a Common Share otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the Series A2 Preferred Shares converted.

(e)

The Company shall at all times when Series A2 Preferred Shares are outstanding, but only if the authorized number of Common Shares that the Company may issue is not unlimited, reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Series A2 Preferred Shares, such number of its duly authorized Common Shares as are from time to time sufficient to effect the conversion of all outstanding Series A2 Preferred Shares; and if at any time the number of authorized but unissued Common Shares is not sufficient to effect the conversion of all then outstanding Series A2 Preferred Shares, the Company shall take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Notice of Articles and Articles.

(f)

All Series A2 Preferred Shares duly surrendered for conversion will no longer be deemed to be outstanding and all rights with respect to such shares will immediately cease and terminate at the Series A2 Conversion Time, except only the right of their holders to receive Common Shares in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Article 26.12(c) and to receive payment of any dividends declared but unpaid thereon.

(g)

Upon any such conversion, no adjustment to the Series A2 Conversion Price shall be made for any declared but unpaid dividends on the Series A2 Preferred Shares surrendered for conversion or on the Common Shares delivered upon conversion.

Adjustments to Series A2 Conversion Price for Diluting Issues

26.13	The following definitions shall apply:

(a)	“Additional Shares” means all Common Shares issued (or, under Article 26.14 below, deemed to be issued) by the Company after the Series A2 Original Issue Date, other than Exempt Securities.

(b)	“Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Shares, but excluding Options.

(c)	“Exempt Securities” means the following Common Shares and Common Shares deemed issued under the following Options and Convertible Securities of the Company:

(i)	Common Shares, Options or Convertible Securities issued upon conversion of any Preferred Share, or as a dividend or distribution on Preferred Shares;

(ii)

Common Shares, Options or Convertible Securities issued by reason of a dividend, share split, split-up or other distribution on the Common Shares that is covered by Article 26.19, 26.20, 26.21 or 26.22;

(iii)

Common Shares or Options issued to employees or directors of, or consultants to, the Company pursuant to any stock option or equity incentive plan unanimously approved by the Company’s board of directors;

(iv)	Common Shares issued upon conversion of any Convertible Securities and Options outstanding as of the Series A2 Original Issue Date;

(v)

Common Shares, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, under a debt financing, equipment leasing or real or immovable property leasing transaction unanimously approved by the Company’s board of directors (including shares underlying (directly or indirectly) any such Options or Convertible Securities);

(vi)

Common Shares, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services under transactions unanimously approved by the Company’s board of directors (including shares underlying (directly or indirectly) any such Options or Convertible Securities);

(vii)

Common Shares, Options or Convertible Securities issued (A) under the acquisition of another company by the Company by amalgamation, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are unanimously approved by the Company’s board of directors (including shares underlying (directly or indirectly) any such Options or Convertible Securities), or (B) in connection with the Reorganization Transaction; or

(viii)

Common Shares, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships unanimously approved by the Company’s board of directors (including shares underlying (directly or indirectly) any such Options or Convertible Securities).

(d)	“Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities.

(e)	“Series A2 Original Issue Date” means the date on which the first Series A2 Preferred Share was issued.

26.14

If the Company at any time or from time to time after the Series A2 Original Issue Date issues Options or Convertible Securities (excluding Options or Convertible Securities that are themselves Exempt Securities) or fixes a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the relating instrument, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any of its provisions for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, will be deemed to be Additional Shares issued as of the time of such issue or, in case such a record date has been fixed, as of the close of business on such record date.

(a)

If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A2 Conversion Price under Article 26.15, are revised as a result of an amendment to such terms or any other adjustment under such Option or Convertible Security (but excluding automatic adjustments to such terms under anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (a) any increase or decrease in the number of Common Shares issuable upon the exercise, conversion and/or exchange of the Option or Convertible Security or (b) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A2 Conversion Price computed upon the original issue of the Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A2 Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of the Option or Convertible Security. Notwithstanding the foregoing, no readjustment under this clause (a) shall increase the Series A2 Conversion Price to an amount that exceeds the lower of (i) the Series A2 Conversion Price in effect immediately before the original adjustment made as a result of the issuance of the Option or Convertible Security, or (ii) the Series A2 Conversion Price that would have resulted from any issuances of Additional Shares (other than deemed issuances of Additional Shares as a result of the issuance of the Option or Convertible Security) between the original adjustment date and such readjustment date.

(b)

If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that are themselves Exempt Securities), the issuance of which did not result in an adjustment to the Conversion Price under Article 26.15 (either because the consideration per share (determined under Article 26.16) of the Additional Shares subject thereto was equal to or greater than the Series A2 Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A2 Original Issue Date), are revised after the Series A2 Original Issue Date as a result of an amendment to such terms or any other adjustment under such Option or Convertible Security (but excluding automatic adjustments to such terms under anti-dilution or similar provisions of the Option or Convertible Security) to provide for either (a) any increase in the number of Common Shares issuable upon the exercise, conversion or exchange of the Option or Convertible Security or (b) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares subject thereto (determined in the manner provided in Article 26.14 will be deemed to have been issued effective upon such increase or decrease becoming effective.

(c)

Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A2 Conversion Price under Article 26.15, the Series A2 Conversion Price shall be readjusted to such Series A2 Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(d)

If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time the Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A2 Conversion Price under this Article 26.14 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (a) and (b) of this Article 26.14). If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time the Option or Convertible Security is issued or amended, any adjustment to the Series A2 Conversion Price that would result under this Article 26.14 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A2 Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

26.15

If the Company, at any time after the Series A2 Original Issue Date, issues Additional Shares (including Additional Shares deemed to be issued under Article 26.14), without consideration or for a consideration per share less than the Series A2 Conversion Price in effect immediately before such issue, then the Series A2 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) / (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” = the Series A2 Conversion Price in effect immediately after such issue of Additional Shares

“CP1” = the Series A2 Conversion Price in effect immediately before such issue of Additional Shares;

“A” = the number of Common Shares deemed to be outstanding immediately before such issue of Additional Shares (treating for this purpose as outstanding all Common Shares, all outstanding Preferred Shares on an as-converted basis, all outstanding Options on an as-exercised basis and all outstanding Convertible Securities on an as-exchanged or as-converted basis);

“B” = the number of Common Shares that would have been issued if such Additional Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” = the number of such Additional Shares issued in such transaction.

26.16	For purposes of Articles 26.13 to 26.24, the consideration received by the Company for the issue of any Additional Shares shall be computed as follows:

(a)	Cash and Property: Such consideration shall:

(i)	if it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(ii)	if it consists of property other than cash, be computed at its fair market value at the time of such issue, as determined in good faith by the Company’s board of directors; and

(iii)

if Additional Shares are issued together with other shares or securities or other assets of the Company for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses ((i)) and ((ii)) above, as determined in good faith by the Company’s board of directors.

(b)

Options and Convertible Securities: The consideration per share received by the Company for Additional Shares deemed to have been issued under Article 26.14, relating to Options and Convertible Securities, shall be determined by dividing:

(i)

the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the relating instruments, without regard to any of its provision for a subsequent adjustment of such consideration) payable to the Company upon the exercise of the Options or the conversion or exchange of the Convertible Securities, or in the case of Options for Convertible Securities, the exercise of the Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)

the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

26.17

No adjustment in the Series A2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares if the Company receives written notice from the holders of at least 67% of the then outstanding Series A2 Preferred Shares agreeing that no such adjustment be made as the result of the issuance or deemed issuance of such Additional Shares.

26.18

If the Company issues on more than one date Additional Shares that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A2 Conversion Price under Article 26.15, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A2 Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

26.19

If the Company, at any time or from time to time after the Series A2 Original Issue Date, subdivides the outstanding Common Shares, the Series A2 Conversion Price in effect immediately before the subdivision shall be proportionately decreased so that the number of Common Shares issuable on conversion of each share of such class be increased in proportion to such increase in the aggregate number of Common Shares outstanding. If the Company, at any time or from time to time after the Series A2 Original Issue Date, combines the outstanding Common Shares, the Series A2 Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of Common Shares issuable on conversion of each share of such class be decreased in proportion to such decrease in the aggregate number of Common Shares outstanding. Any adjustment under this Article shall become effective at the close of business on the date the subdivision or combination becomes effective.

26.20

If the Company, at any time or from time to time after the Series A2 Original Issue Date, makes or issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable on the Common Shares in additional Common Shares, then and in each such event the Series A2 Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Series A2 Conversion Price then in effect by a fraction:

(a)	the numerator of which is the total number of Common Shares issued and outstanding immediately before the time of such issuance or the close of business on such record date, and

(b)

the denominator of which is the total number of Common Shares issued and outstanding immediately before the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (A) if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A2 Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A2 Conversion Price shall be adjusted under this subsection as of the time of actual payment of such dividends or distributions; and (B) no such adjustment shall be made if the holders of Series A2 Preferred Shares simultaneously receive a dividend or other distribution of Common Shares in a number equal to the number of Common Shares as they would have received if all outstanding Series A2 Preferred Shares had been converted into Common Shares on the date of such event.

26.21

If the Company, at any time or from time to time after the Series A2 Original Issue Date, makes or issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of Common Shares in respect of outstanding Common Shares) or in other property and Article 26.2 does not apply to such dividend or distribution, then and in each such event the holders of Series A2 Preferred Shares shall receive, pari passu with the holders of the Series A1 Preferred Shares and simultaneously with the distribution to the holders of Common Shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Series A2 Preferred Shares had been converted into Common Shares on the date of such event.

26.22

If any reorganization, recapitalization, reclassification, consolidation or amalgamation occurs involving the Company in which the Common Shares (but not the Series A2 Preferred Shares) are converted into or exchanged for securities, cash or other property (other than the Reorganization Transaction or a transaction covered by Articles 26.15, 26.20 or 26.21), then, following any such reorganization, recapitalization, reclassification, consolidation or amalgamation, each Series A2 Preferred Share shall be convertible in lieu of the Common Shares into which it was convertible before such event into the kind and amount of securities, cash or other property that a holder of the number of Common Shares issuable upon conversion of one Series A2 Preferred Share immediately before such reorganization, recapitalization, reclassification, consolidation or amalgamation would have been entitled to receive under such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Company’s board of directors) shall be made in the application of Articles 26.12 and 26.13 with respect to the rights and interests of the holders of Series A1 Preferred Shares, to the end that Articles 26.12 and 26.13 (including provisions with respect to changes in and other adjustments of the Series A1 Conversion Price) shall be applicable, as nearly as reasonably may be, in relation to any securities or other property deliverable upon the conversion of the Series A2 Preferred Shares. For the avoidance of doubt, nothing in this Article 26.22 prevents the holders of Series A2 Preferred Shares from seeking any dissent rights to which they are otherwise entitled under law in connection with an amalgamation triggering an adjustment, nor is this Article 26.22 conclusive evidence of the fair value of the Series A2 Preferred Shares in any such dissent-right proceeding

26.23

Upon the occurrence of each adjustment or readjustment of the Series A2 Conversion Price under Articles 26.12 and/or 26.13, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than within ten (10) business days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A2 Preferred Shares a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A2 Preferred Shares is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A2 Preferred Shares (but in any event not later than within ten (10) business days), furnish or cause to be furnished to the holder a certificate setting forth (i) the Series A2 Conversion Price then in effect, and (ii) the number of Common Shares and the amount, if any, of other securities, cash or property that then would be received upon the conversion of the Series A2 Preferred Shares.

26.24	In the event:

(a)

the Company takes a record of the holders of Common Shares (or other shares or securities at the time issuable upon conversion of the Series A2 Preferred Shares) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other security; or

(b)	of any capital reorganization of the Company, any reclassification of the Common Shares of the Company, or any Deemed Liquidation Event; or

(c)	of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company shall send or cause to be sent to the holders of Series A2 Preferred Shares a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, amalgamation, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other securities at the time issuable upon the conversion of the Series A2 Preferred Shares) are entitled to exchange their Common Shares (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, amalgamation, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A2 Preferred Shares and the Common Shares. Such notice shall be sent at least ten (10) business days before the record date or effective date for the event specified in the notice.

Mandatory Conversion

26.25

Upon either (i) the closing of the sale of Common Shares to the public in a firm-commitment underwritten public offering under an effective registration statement under the Securities Act of 1933, as amended, and/or a prospectus filed with a securities commission or authority in any of the provinces or territories of Canada resulting in gross proceeds to the Company of at least US$70,000,000, or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 67% of the then outstanding Preferred Shares (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series A2 Mandatory Conversion Time”), then (A) all outstanding Series A2 Preferred Shares shall automatically be converted into Common Shares, at the then effective conversion rate as calculated under Article 26.12(a) and (B) such shares may not be reissued by the Company.

26.26

All holders of record of Series A2 Preferred Shares shall be sent written notice of the Series A2 Mandatory Conversion Time and the place designated for mandatory conversion of all such Series A2 Preferred Shares under Article 26.25 and this Article 26.26. Such notice need not be sent in advance of the occurrence of the Series A2 Mandatory Conversion Time. Upon receipt of such notice, each holder of Series A2 Preferred Shares in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly signed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A2 Preferred Shares converted under Article 26.25, including the rights, if any, to receive notices and vote (other than as a holder of Common Shares), will terminate at the Series A2 Mandatory Conversion Time (notwithstanding the failure of their holder or holders to surrender any certificates at or before such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Article 26.26. As soon as practicable after the Series A2 Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A2 Preferred Shares, the Company shall (a) issue and deliver to their holder, or to his, her or its nominees, a certificate or certificates for the number of full Common Shares issuable on such conversion in accordance with these provisions and (b) pay cash as provided in Article 26.12(c) in lieu of any fraction of a share of Common Shares otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the Series A2 Preferred Shares converted.

Waiver

26.27

Any of the rights, powers, preferences and other terms of the Series A2 Preferred Shares may be waived on behalf of all holders of Series A2 Preferred Shares by the affirmative written consent or vote of the holders of at least 67% of the Series A2 Preferred Shares then outstanding (unless otherwise specified in this Part 26 or in the Articles).

Notices

26.28

Any notice required or permitted by these provisions to be given to a holder of Series A2 Preferred Shares shall be mailed, postage prepaid, to the post office address last shown on the records of the Company, or given by electronic communication, and will be deemed sent upon such mailing or electronic transmission.